Exhibit 99.1

  Freescale Semiconductor Reports Fourth Quarter and Fiscal Year 2004 Results

     AUSTIN, Texas--(BUSINESS WIRE)--Jan. 18, 2005--Freescale Semiconductor (NYSE:FSL) (NYSE:FSL.B), a leading global semiconductor company focused on providing embedded processing and connectivity products to large, high-growth markets, today reported its financial results for the fourth quarter and fiscal year ended December 31, 2004. Highlights include:

     -- Net sales in the fourth quarter of 2004 were $1.43 billion, compared to $1.37 billion in the fourth quarter of 2003 and $1.43 billion in the third quarter of 2004. Fiscal year 2004 revenues were $5.72 billion, compared to $4.86 billion in fiscal year 2003.

     -- Net income for the fourth quarter of 2004 was $5 million, or $.01 per fully diluted share, compared to $98 million in the fourth quarter of 2003 and $57 million in the third quarter of 2004. The fourth quarter 2004 results include pre-tax charges of $5 million related to the separation from Motorola, Inc. and $79 million for restructuring. Excluding these costs, fourth quarter 2004 net income was $72 million or $.17 per fully diluted share. Net income exclusive of restructuring, separation expenses and gains on sale of securities was $25 million and $71 million in the fourth quarter of 2003 and the third quarter of 2004, respectively.

     -- Net income for fiscal year 2004 was $211 million, or $.62 per fully diluted share, compared to a loss of ($366) million in fiscal year 2003. Excluding separation expenses, restructuring charges and gains on sale of securities, net income was $292 million or $.86 per fully diluted share in fiscal year 2004. Earnings per share are based on the pro forma 2004 fully diluted shares of 339 million.

     -- Gross margins, inclusive of fourth quarter 2004 restructuring charges, were 36.0%. Excluding the impact of the restructuring charge in both periods, gross margins for the fourth quarter of 2004 were 38.3%, compared to 34.3% in the fourth quarter of 2003 and 39.0% in the third quarter of 2004. Excluding restructuring charges, fiscal year 2004 gross margins were 38.0% compared to 29.5% in fiscal year 2003.

     "We are encouraged by the improvement of our financial performance across all businesses during 2004," said Michel Mayer, Chairman and CEO. "But we recognize there is a lot of work left to be done to reach our potential as an independent, leading technology company."

     Transportation and Standard Products

     The Transportation and Standard Products Segment reported net sales of $631 million in the fourth quarter of 2004, compared to $611 million in the fourth quarter of 2003 and $650 million in the third quarter of 2004. The segment's operating income was $56 million in the fourth quarter of 2004, compared to $49 million in the fourth quarter of 2003 and $74 million in the third quarter of 2004. The segment's sales growth over the prior year was driven by strength in automotive applications as well as sales into the distribution market with particularly strong performance coming from 16 bit, 32 bit, and sensor products. Net sales declined from the third quarter of 2004 due to manufacturing slowdowns among U.S. automotive manufacturers, partially offset by growth in Asia. In the fourth quarter of 2004, Freescale introduced a new family of 32 bit MCUs for automotive body/chassis/safety applications, DSPs for audio and control applications and new members of the eXtremeswitch(R) family to replace relays and fuses.

     Networking and Computing Systems

     The Networking and Computing Systems Segment reported net sales of $314 million, compared to $385 million in the fourth quarter of 2003 and $361 million in the third quarter of 2004. The segment's operating income was $28 million in the fourth quarter of 2004, compared to $92 million in the fourth quarter of 2003 and $58 million in the third quarter of 2004. Networking and computing revenues declined from the prior quarter and the prior year due to an oversupply of networking inventory and weaker overall market conditions. During the fourth quarter of 2004, Freescale announced three silicon solutions designed to reduce the cost and complexity, and enhance the performance, of networking, communications and computing equipment. These include an integrated, high-performance Ethernet switch controller family and quad-core DSP devices based on StarCore(TM) technology.

     Wireless and Mobile Solutions

     The Wireless and Mobile Solutions Segment reported net sales of $465 million in the fourth quarter of 2004, compared to $363 million in the fourth quarter of 2003 and $404 million in the third quarter of 2004. The segment generated operating income of $37 million in the fourth quarter of 2004, compared to a loss of ($54) million in the fourth quarter of 2003 and a loss of ($9) million in the third quarter of 2004. The segment's substantial profit improvement was driven by higher sales across multiple platforms including the company's 3G chip solutions. Freescale's UWB chipset, recently demonstrated in a handheld device at the Consumer Electronics Show, won Popular Science magazine's "Best of What's New in 2004" award.

     Other Operations

     Other operations include the Metrowerks software business, other miscellaneous businesses and any factories in production start up, including the Crolles 300 mm facility. It also includes any restructuring charges, separation expenses and miscellaneous income and expenses not attributable to any one of our business segments. Other operations reported an operating loss of ($106) million in the fourth quarter of 2004 compared to a ($69) million operating loss in the fourth quarter of 2003 and an operating loss of ($42) million in the third quarter of 2004. Fourth quarter 2004 separation expenses of $20 million were reduced by $15 million of curtailment gains.

     Operating highlights

     Operating income for the fourth quarter of 2004 was $15 million or 1.1% of net sales, including restructuring costs and separation expenses of $84 million (totaling 5.9% of net sales). The company reported operating income of $18 million or 1.3% of net sales for the fourth quarter of 2003 and operating income of $81 million or 5.7% of net sales in the third quarter of 2004. The fourth quarter of 2003 included $26 million of restructuring expenses representing 1.9% of net sales and third quarter 2004 operating income included $18 million of restructuring and separation expenses, representing 1.3% of net sales.
     Capital expenditures in the fourth quarter of 2004 were $150 million and research and development expense totaled $244 million.

     First Quarter 2005 Outlook

     For the first quarter of 2005, the company expects to report revenues of $1.38 to $1.47 billion and gross margins essentially in line with the fourth quarter of 2004, exclusive of restructuring costs. The company expects pre-tax separation expenses of approximately $10 million and restructuring charges of approximately $10 million in the first quarter of 2005.

     Conference Call and Webcast

     Freescale Semiconductor's quarterly earnings call is scheduled to begin at 5:15 p.m. Central Time (USA), on Tuesday, January 18, 2005. The company will offer a live webcast of the conference call over the Internet at www.freescale.com/investor.

     The company uses certain non-GAAP financial measures in analyzing financial results because they are useful to investors and management in evaluating the company's ongoing operational performance. These financial measures facilitate making period-to-period comparisons exclusive of the impact of certain events, such as the separation from Motorola, Inc. and restructuring charges. In addition, presentation of these non-GAAP financial measures enables investors to evaluate the company's performance under both the GAAP and pro forma measures that management uses to evaluate the company's performance. Where non-GAAP financial measures have been included in this press release, the company has reconciled the GAAP to the non-GAAP measures in the table below.

     Caution Regarding Forward-Looking Statements

     This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as expects, anticipates, plans, believes, estimates, will or words of similar meaning and include statements regarding the plans and expectations for the first quarter, the year and the future. Forward-looking statements are based on management's current expectations and assumptions, including but not limited to the following general underlying assumptions: the market for semiconductor products will grow over the long term; new technologies and applications will continue to be developed; and manufacturers of automotive, networking and wireless products will increasingly look to semiconductor providers for platform-level products and systems-on-a-chip. These assumptions are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We urge you to carefully consider the following important factors that could cause actual outcomes to differ materially from the expectations of the company and its management: a decline in market demand for our products; the loss of a major customer, or a substantial reduction in sales to any of our major customers; our ability to compete in products and prices in the intensely competitive and cyclical semiconductor industry; our reliance on, and the anticipated benefits of, third-party design and/or manufacturing relationships; our ability to license intellectual property from third parties and to protect the intellectual property we own; economic, social and political conditions in the countries in which we operate, or our customers or suppliers operate, including security risks, health conditions, possible disruption in transportation networks and fluctuations in foreign currency exchange rates; and the other risk factors discussed from time to time by the company in reports filed with the Securities and Exchange Commission.
     These and other risks are described in the company's registration statement on Form S-1 (File No. 333-111250) and in the company's other SEC filings. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

     About Freescale Semiconductor

     Freescale Semiconductor, Inc. (NYSE:FSL) (NYSE:FSL.B) is a global leader in the design and manufacture of embedded semiconductors for the automotive, consumer, industrial, networking and wireless markets. Freescale became a publicly traded company in July 2004 after more than 50 years as part of Motorola, Inc. The company is based in Austin, Texas, and has design, research and development, manufacturing or sales operations in more than 30 countries. Freescale, a member of the S&P 500(R), is one of the world's largest semiconductor companies. For more information: www.freescale.com.


                 Freescale Semiconductor, Inc. and Subsidiaries
                       Condensed Statements of Operations
                     (In millions, except per share amounts)


                     Three Months Ended            Year Ended
                  ------------------------- -------------------------
                     Dec 31,      Dec 31,      Dec 31,      Dec 31,
                       2004         2003         2004         2003
                  ------------ ------------ ------------ ------------
                   (Unaudited)  (Unaudited)  (Unaudited)
Net sales         $     1,428  $     1,373  $     5,715  $     4,864
Cost of sales             914          918        3,575        3,451
                  ------------ ------------ ------------ ------------

Gross margin              514          455        2,140        1,413
                  ------------ ------------ ------------ ------------
Selling, general
 and
 administrative           204          185          799          649
Research and
 development              244          242          965        1,005
Reorganization of
 businesses                46           10           36           63
Separation
 expenses, net              5           --           74           --
                  ------------ ------------ ------------ ------------
Operating
 earnings (loss)           15           18          266         (304)
                  ------------ ------------ ------------ ------------
Other income
 (expense):
 Interest expense,
  net                      (5)         (20)         (31)        (114)
 Gains on sales of
  investments and
  businesses, net          --           89           41          106
 Other                     (4)          (2)         (13)          (7)
                  ------------ ------------ ------------ ------------
 Total other
  income (expense)         (9)          67           (3)         (15)
                   ----------- ------------ ------------ ------------
Net earnings
 (loss) before
 income taxes               6           85          263         (319)
Income tax
 (expense)
 benefit                   (1)          13          (52)         (47)
                   ----------- ------------ ------------ ------------
Net earnings
 (loss)           $         5  $        98  $       211  $      (366)
                   ----------- ------------ ------------ ------------

Earnings per
 common share:
-----------------
Basic             $      0.01               $      1.08
Diluted           $      0.01               $      1.06

Weighted average
 common shares
 outstanding:
-----------------
Basic                     400                       195
Diluted                   412                       200


Pro forma
 earnings per
 common share:
-----------------
Basic             $      0.01               $      0.63
Diluted           $      0.01               $      0.62

Pro forma
 weighted average
 common shares
 outstanding:
-----------------
Basic                     400                       334
Diluted                   412                       339


            Freescale Semiconductor, Inc. and Subsidiaries
                       Condensed Balance Sheets
               (In millions, except per share amounts)


                              December 31,   October 2,   December 31,
                                  2004          2004          2003
                              ------------  ------------  ------------
                               (Unaudited)   (Unaudited)
ASSETS
Cash and cash equivalents     $     2,374   $     2,173   $        87
Accounts receivable, net              638           581           327
Inventories                           742           713           693
Deferred income taxes                  26            22            20
Other current assets                  176           214           228
Assets held-for-sale                   45            45           334
                              ------------  ------------  ------------

 Total current assets               4,001         3,748         1,689
                              ------------  ------------  ------------
Property, plant and
 equipment, net                     2,207         2,193         2,357
Investments                            31            34           126
Other assets                          383           311           277
                              ------------  ------------  ------------

 Total assets                 $     6,622   $     6,286   $     4,449
                              ------------  ------------  ------------

LIABILITIES AND BUSINESS/
 STOCKHOLDERS' EQUITY

Notes payable and current
 portion of long-term debt    $         2   $         4   $        27
Accounts payable                      516           566           344
Accrued liabilities                   643           473           368
                              ------------  ------------  ------------

 Total current liabilities          1,161         1,043           739
                              ------------  ------------  ------------

Long-term debt                      1,250         1,250             2
Deferred income taxes                  26            12            48
Other liabilities                     249           119           104

 Total business/stockholders'
  equity                            3,936         3,862         3,556
                              ------------  ------------  ------------
 Total liabilities and
  business/stockholders'
  equity                      $     6,622   $     6,286   $     4,449
                              ------------  ------------  ------------


            Freescale Semiconductor, Inc. and Subsidiaries
                    Condensed Segment Information
                            (In millions)


                     Three Months Ended            Year Ended
                  ------------------------- -------------------------
                    Dec 31,      Dec 31,      Dec 31,      Dec 31,
                      2004         2003         2004         2003
                  ------------ ------------ ------------ ------------
                   (Unaudited)  (Unaudited)  (Unaudited)
Net Sales:
Transportation
 and Standard
 Products         $       631  $       611  $     2,565  $     2,377
Networking and
 Computing
 Systems                  314          385        1,462        1,306
Wireless and
 Mobile Solutions         465          363        1,623        1,126
Other                      18           14           65           55
                  -------------------------------------- ------------

Segment totals    $     1,428  $     1,373  $     5,715  $     4,864
                  ------------ ------------ ------------ ------------


                      Three Months Ended            Year Ended
                  ------------------------- -------------------------
                     Dec 31,      Dec 31,      Dec 31,      Dec 31,
                      2004         2003         2004         2003
                  ------------ ------------ ------------ ------------
                   (Unaudited)  (Unaudited)  (Unaudited)
Operating
 Earnings (Loss):
Transportation
 and Standard
 Products         $        56  $        49  $       231  $       162
Networking and
 Computing
 Systems                   28           92          243           97
Wireless and
 Mobile Solutions          37          (54)         (87)        (432)
Other                    (106)         (69)        (121)        (131)
                  ------------ ------------ ------------ ------------
 Operating
  earnings (loss)          15           18          266         (304)
Total other
 income (expense)          (9)          67           (3)         (15)
                  ------------ ------------ ------------ ------------
Net earnings
 (loss) before
 income taxes     $         6  $        85  $       263  $      (319)
                  ------------ ------------ ------------ ------------


            Freescale Semiconductor, Inc. and Subsidiaries
                 Reconciliation of Non-GAAP Measures
                             (Unaudited)
                            (In millions)


                            Three Months Ended           Year Ended
                         -------------------------    ----------------
                         Dec 31,  Dec 31,  Oct 2,     Dec 31,  Dec 31,
                           2004     2003    2004        2004     2003
                         -------  -------  -------    -------  -------
 Net sales               $1,428   $1,373   $1,430     $5,715   $4,864


 Gross margin            $  514   $  455   $  558     $2,140   $1,413
 Add: Reorganization of
  businesses                 33       16       --         32       22
                         -------  -------  -------    -------  -------

 Adjusted gross margin   $  547   $  471   $  558     $2,172   $1,435
                         -------  -------  -------    -------  -------

Reorganization and
 Separation Expenses:
 Reorganization of
  business expenses
  included in cost of
  sales                  $   33   $   16   $   --     $   32   $   22
 Reorganization of
  business expenses
  included in operating
  expenses                   46       10       (1)        36       63
                         -------  -------  -------    -------  -------
 Total reorganization of
  business expenses      $   79   $   26   $   (1)    $   68   $   85
 Separation expenses          5       --       19         74       --
                         -------  -------  -------    -------  -------
 Total reorganization of
  business and
  separation
  expenses               $   84   $   26   $   18     $  142   $   85
                         -------  -------  -------    -------  -------


 Net earnings (loss)     $    5   $   98   $   57     $  211   $ (366)
 Add: Total
  reorganization
  and separation
  expenses                   84       26       18        142       85
 Less: Gains on sales of
  investments and
  business, net              --      (89)      --        (41)    (106)
 Less: Tax effect           (17)     (10)      (4)       (20)      (3)
                         -------  -------  -------    -------  -------
 Adjusted net earnings
  (loss)                 $   72   $   25   $   71     $  292   $ (390)
                         -------  -------  -------    -------  -------


Diluted shares              412     NA        390        200     NA
Adjusted net earnings
 per diluted share        $0.17     NA      $0.18      $1.46     NA

Pro Forma diluted
 shares                     412     NA        390        339     NA
Adjusted net earnings
 per diluted share        $0.17     NA      $0.18      $0.86     NA


     CONTACT: Freescale Semiconductor, Inc., Austin
              Investors:
              Mitch Haws, 512-895-2454
              mitch.haws@freescale.com
               or
              Media:
              Tim Doke, 512-895-6854
              tim.doke@freescale.com